                                                                    EXHIBIT 99.1


                             Financial Statements

                               Software Business
                       of Texas Instruments Incorporated


                  Three Months Ended March 31, 1997 and 1996
                 (unaudited) and Year Ended December 31, 1996
                      with Report of Independent Auditors

                               Software Business
                       of Texas Instruments Incorporated

                             Financial Statements


                  Three Months Ended March 31, 1997 and 1996
                 (unaudited) and Year ended December 31, 1996



                                    CONTENTS


Report of Independent Auditors......................................  3

Audited Financial Statements

Statements of Assets to be Acquired and Liabilities to be Assumed...  4
Statements of Operations............................................  5
Statements of Cash Flows............................................  6
Notes to Financial Statements.......................................  7

                        Report of Independent Auditors


The Board of Directors
Texas Instruments Incorporated

We have audited the accompanying statements of assets to be acquired and liabilities to be assumed of the Software Business of Texas Instruments Incorporated (the "Software Business" as defined in Note 1) as of December 31, 1996, and the related statements of operations and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the management of Texas Instruments Incorporated. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Software Business at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                               ERNST & YOUNG LLP


June 12, 1997

                               Software Business
                       of Texas Instruments Incorporated
       Statements of Assets to be Acquired and Liabilities to be Assumed
                           (In thousands of dollars)



                                           MARCH 31    DECEMBER 31
                                             1997          1996
                                          ------------------------
                                          (Unaudited)
ASSETS
Current assets:
  Accounts receivable, less allowance
   for doubtful accounts of $966 in
   1997 and $986 in 1996                      59,647        56,014
  Prepaid expenses                             4,384         3,837
                                           -----------------------
    Total current assets                      64,031        59,851

Equipment, at cost                            15,574        17,847
  Less accumulated depreciation               (9,146)      (11,136)
                                           -----------------------
Equipment, net                                 6,428         6,711

Capitalized software development costs,
 net                                          17,261        18,951
Other assets, net                             24,773        30,115
                                           -----------------------
Total assets                                 112,493       115,628
                                           -----------------------

LIABILITIES
Current liabilities:
   Accounts payable and accrued expenses      23,814        30,853
   Deferred revenue                           33,173        16,622
                                           -----------------------
    Total current liabilities                 56,987        47,475
                                           -----------------------

Net assets                                    55,506        68,153
                                           =======================


See accompanying notes.

                               Software Business
                       of Texas Instruments Incorporated
                           Statements of Operations
                           (In thousands of dollars)





                                           THREE MONTHS ENDED       YEAR ENDED
                                                MARCH 31           DECEMBER 31
                                             1997       1996          1996
                                           ------------------------------------
                                              (unaudited)
Net revenues:
   Products                                  11,715    21,035            83,612
   Product support                           14,445    15,465            62,178
   Services                                  23,158    28,511           113,135
                                           ------------------------------------
                                             49,318    65,011           258,925

Costs and expenses:
   Cost of sales:
        Products and product support         14,289    10,596            51,596
        Services                             18,944    21,503            90,939
                                           ------------------------------------
                                             33,233    32,099           142,535
   Marketing, general, and
    administrative                           31,385    33,433           133,540
   Research and development                   2,252     2,529            10,362
   Write-off of goodwill and intangibles      4,326         -                 -
                                           ------------------------------------
     Total                                   71,196    68,061           286,437
                                           ------------------------------------

Loss from operations                        (21,878)   (3,050)          (27,512)
Other expense (net)                           1,820       594             1,628
                                           ------------------------------------

Loss before provision for income taxes      (23,698)   (3,644)          (29,140)
Provision for income taxes                      280     1,232             2,179


Net loss                                    (23,978)   (4,876)          (31,319)
                                           ====================================

See accompanying notes.

                               Software Business
                       of Texas Instruments Incorporated
                           Statements of Cash Flows
                           (In thousands of dollars)




                                           THREE MONTHS ENDED        YEAR ENDED
                                                MARCH 31            DECEMBER 31
                                            1997       1996              1996
                                           -------------------------------------
                                              (Unaudited)
Cash flows from operating activities:
  Net loss                                 (23,978)    (4,876)        (31,319)
  Depreciation and amortization              4,211      3,460          13,948
  Write-off of goodwill and intangibles      4,326          -               -
  Write-off of capitalized software              -          -             757
  (Increase) decrease in working
   capital:
     Accounts receivable                    (3,633)    10,105          21,106
     Prepaid expenses                         (547)      (801)           (705)
     Deferred revenue                       16,551     15,953          (1,730)
     Accounts payable and accrued
      expenses                              (7,039)    (4,539)         (3,517)
                                           -----------------------------------
Net cash provided by (used in)
 operating activities                      (10,109)    19,302          (1,460)

Cash flows from investing activities:
  Additions to equipment                      (439)      (972)         (2,776)
  Capitalized software development costs      (783)    (2,772)        (13,656)
  Other                                          -       (133)            (61)
                                           ----------------------------------
Net cash used in investing activities       (1,222)    (3,877)        (16,493)

Cash flows from financing activities:
  Net transfers (to) from Texas
   Instruments                              11,331    (15,425)         17,953
                                           ----------------------------------
Net cash (used in) provided by
 financing activities                       11,331    (15,425)         17,953
                                           ----------------------------------
Net change in cash and cash equivalents          -          -               -
Cash and cash equivalents at beginning
 of period                                       -          -               -
                                           ----------------------------------
Cash and cash equivalents at end of
 period                                          -          -               -
                                           ==================================

See accompanying notes.

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements


1.  SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Texas Instruments Incorporated ("TI") and Sterling Software Inc. (the "Buyer") entered into an Asset Purchase Agreement (the "Agreement") on April 18, 1997 under which, on the contractually designated closing date, the Buyer will acquire certain assets and assume certain liabilities of the Texas Instruments Software Division and TI's non-U.S. Assigning Subsidiaries (as defined in the Agreement), and the Buyer will acquire all issued and outstanding shares of capital stock in TI's non-U.S. Transferred Subsidiaries (as defined in the Agreement) (such division and subsidiaries of TI together are referred to as the "Software Business"). The financial statements present the assets to be acquired and liabilities to be assumed and results of operations and cash flows of the Software Business based upon the structure of the transaction as described in the Agreement, and this transaction is herein referred to as the Acquisition.

The financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the Software Business had operated as a stand-alone company. The financial statements have been prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates. The statements of income and cash flows for the three months ended March 31, 1997 and 1996, and the statement of assets to be acquired and liabilities to be assumed at March 31, 1997, are not audited but reflect all adjustments which are of a normal recurring nature and are, in the opinion of management, necessary to a fair statement of the results of the periods shown. Intercompany balances and transactions within the Software Business have been eliminated.

The Software Business engages in the design, development, marketing, sale, licensing, and maintenance of applications development software, and it provides related consulting services. The principal markets served include large corporations and certain governmental agencies, primarily located in the United States, Europe, and Asia.

TI provides various services to the Software Business including, but not limited to, facilities management, data processing, security, payroll and employee benefits administration, insurance administration, duplicating and telecommunications services. TI allocates these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among TI's businesses on the basis of their respective revenues, headcount, or other measures. In the opinion of management

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

of TI, these methods of allocating costs are reasonable. These expenses totaled $23.5 million in 1996 and $4.5 million for the three months ended March 31, 1997. See also Note 5 for occupancy charges included in these expenses.

The Software Business participates in a centralized cash management system wherein cash receipts are transferred to and cash disbursements are funded by
TI.   Since cash and cash equivalents related to the Software Business operations will not be acquired by the Buyer, they are excluded from the statements of assets to be acquired and liabilities to be assumed.

Revenue

Revenue from license fees for standard software products is recognized when the software is delivered, provided no significant future vendor obligations exist and collection is probable. Service revenue is recognized as the services are performed.

Product support contracts entitle the customer to telephone support, bug fixing and the right to receive software updates as they are released. Revenue from product support contracts, including product support included in initial license fees, is recognized ratably over the contract period. All significant costs and expenses associated with product support contracts are expensed as incurred. Such costs are generally incurred ratably over the contract period.

If sales contracts include the right to receive future products, a portion of the software product revenue is deferred and recognized as products are delivered.

When products, product support, and services are billed prior to the time the related revenue is recognized, deferred revenue is recorded and related costs paid in advance are deferred.

In 1996, sales directly to agencies of the U.S. Government comprised approximately 13% of total revenues.

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Software Development Costs

The Software Business capitalizes the costs of developing and testing new or significantly enhanced software products in accordance with the provisions of Statement of Financial Accounting Standard No. 86, "Accounting for the Costs of
Computer Software to be Sold, Leased or Otherwise Marketed."   Research and
development costs are expensed as incurred.

Depreciation and Amortization

Equipment is depreciated primarily using the 150% declining balance method over five years. Fully depreciated assets are written off against accumulated depreciation. Capitalized software development costs are amortized on a product-by-product basis using the straight-line method over three years. Goodwill is amortized using the straight-line basis over 15 years, and other intangibles are amortized using the straight-line basis over 4 to 15 years.

Depreciation and amortization consists of the following for the year ended December 31, 1996 (in thousands of dollars):

        Equipment                                  2,930
        Capitalized software development costs     7,619
        Goodwill                                   1,172
        Other intangibles                          2,227
                                                  ------
                                                  13,948
                                                  ======

Income Taxes

The operations of the Software Business are included in the consolidated income tax returns of TI. Pursuant to the Agreement, TI will retain substantially all income tax liabilities and rights to all tax refunds relating to operations prior to the closing date of the Acquisition. Accordingly, the statements of assets to be acquired and liabilities to be assumed do not reflect current or prior period income tax receivables or payables. The income tax provisions included in the statements of operations have been determined as if the Software Business were a separate taxpayer.

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements

1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The assets and liabilities of non-U.S. operations are translated into U.S. dollars at exchange rates in effect as of the respective balance sheet dates. Revenue and expense accounts of these operations are translated at average exchange rates prevailing during the period the transactions occur.

2.  OTHER ASSETS


                              MARCH 31     DECEMBER 31
                                1997           1996
                              ------------------------
                             (Unaudited)
                             (In thousands of dollars)
        Goodwill                   9,065         11,040
        Other intangibles         15,677         18,879
        Other assets                  31            196
                              -------------------------
                                  24,773         30,115
                              =========================

Goodwill and other intangibles are associated with the acquisition of JMA Information Engineering Limited and its subsidiaries (collectively "JMA") in 1991. The total cost for acquiring JMA was $47.6 million. Amounts assigned to other intangibles recorded at acquisition were based on appraised values.
During the first quarter of 1997, the Software Business disposed of three European subsidiaries originally acquired under the JMA transaction. A charge of $4.3 million was taken to write off goodwill and other intangibles associated with these subsidiaries.

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements


3. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                          MARCH 31    DECEMBER 31
                                            1997          1996
                                         ------------------------
                                         (Unaudited)
                                        (In thousands of dollars)
        Accounts payable - trade              6,355         10,614
        Customer deposits                     1,589          2,508
        Accrued payroll and benefits          6,624          8,811
        Accrued non-income taxes              3,476          4,876
        Accrued severance                     4,311          1,787
        Other                                 1,459          2,257
                                          ------------------------
                                             23,814         30,853
                                          ========================

4. RISK CONCENTRATION

Financial instruments which subject the Software Business to concentrations of credit risk primarily relate to accounts receivable. Contracts involving the U.S. Government do not require collateral or other security. The Software Business conducts ongoing credit evaluations of domestic non-U.S. Government customers and generally does not require collateral or other security from these customers. The Software Business generally requires international customers to furnish letters of credit or make advance payments in amounts sufficient to limit the Software Business' credit risk to a minimal level. Historically, the Software Business has not incurred any significant credit-related losses.

5.  RENTAL EXPENSE AND LEASE COMMITMENTS

The Software Business occupies various facilities which are either owned or leased by TI. The statement of income includes occupancy charges from TI of $11.1 million in 1996 and $1.6 million and $2.9 million, respectively, for the three months ended March 31, 1997 and 1996. These charges include depreciation, rent, and taxes (as applicable) incurred by TI and allocated to the Software Business based on the square footage of facilities occupied. The occupancy charges historically allocated to the Software Business do not necessarily represent current market rates to lease such facilities. TI will execute lease agreements with the Buyer at agreed-upon rates in connection with TI-owned facilities that will be utilized by the Buyer after the Acquisition is completed.

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements


5.  RENTAL EXPENSE AND LEASE COMMITMENTS (CONTINUED)

The Software Business also directly leases certain facilities and equipment from third parties under operating leases, many of which contain renewal options and escalation clauses. Total rental expense on such operating leases amounted to $1.1 million in 1996. The following indicates minimum rental commitments in succeeding years under these Software Business leases at December 31, 1996 (in millions): 1997 - $1.5; 1998 - $1.6; 1999 - $1.5; 2000 - $1.3; 2001 -
$.9;  later years - $5.2.

In connection with the Acquisition, TI will assign to the Buyer certain non-cancelable operating lease commitments with third parties. The following indicates minimum rental commitments in succeeding years under these TI leases as of December 31, 1996 (in millions): 1997 - $ 2.1; 1998 - $2.1; 1999 -
$1.6;  2000 - $1.5;  2001 - $1.5;  later years - $6.4.

6.  INCOME TAXES

The provision for income taxes represents current tax expense for non-U.S. entities. The effective tax rate for the year ended December 31, 1996 was different from the United States statutory rate for the reasons set forth below (in thousands of dollars):


        Computed tax at statutory rate         (10,199)
        Unbenefited losses                      15,407
        Effect of non-U.S. rates                (1,739)
        Utilization of net operating losses     (1,491)
        Other                                      201
                                             ---------
        Provision for income taxes               2,179
                                             =========

At December 31, 1996, net operating loss carryforwards of $20.1 million were available for certain non-U.S. subsidiaries to be acquired by the Buyer and expire in years 1997-2006.

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements

6.  INCOME TAXES (CONTINUED)

Deferred income taxes at December 31, 1996 included the following (in thousands of dollars):

   Net operating losses           7,679
   Accrued expenses               1,609
                               --------
                                  9,288
   Less:  valuation allowance    (9,288)
                               --------
                                     --
                               ========

7.  RETIREMENT PLANS

The Software Business offers defined contribution pension plans to employees at certain European subsidiaries. Employer contributions are generally made to such plans on a discretionary basis. During 1996, the Software Business incurred expenses of $2.8 million for contributions to these plans.

Employees of the Software Business also participate in certain defined benefit pension plans and retiree health care benefit plans offered by TI. The costs of such plans attributed to the Software Business are included in the statements of operations. However, the liabilities for the plans are not reflected in the statements of assets to be acquired and liabilities to be assumed as the Agreement stipulates that TI will retain such liabilities as of the closing date of the Acquisition.

8. SPECIAL ACTIONS

Income before provision for income taxes for 1996 and the first quarter of 1997 include pretax charges of $3.2 million and $5.8 million, respectively, for voluntary and involuntary severance actions. These actions affected approximately 70 employees of the Software Business in each period. Under the terms of the Agreement, only accrued severance liabilities as they pertain to Transferred Subsidiaries will be assumed by the Buyer.

                               Software Business
                       of Texas Instruments Incorporated

                         Notes to Financial Statements

9. GEOGRAPHIC AREA DATA

The following geographic area data include revenues, costs and expenses generated by and assets employed in operations located in each area in 1996 (in thousands of dollars):

                   NET          LOSS BEFORE       IDENTIFIABLE
                 REVENUES         TAXES               ASSETS
                ---------------------------------------------
United States     115,363         (29,294)           70,167
Europe            124,190          (1,222)           40,921
Other Areas        19,372           1,376             4,540
                 ------------------------------------------
                  258,925         (29,140)          115,628
                 ==========================================



In 1996, sales to unaffiliated non-U.S. customers comprised approximately 56% of total revenues.